Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-31784 and 333-161517 on Form S-8 of our report dated March 17, 2015, relating to the consolidated financial statements and financial statement schedules of Onvia, Inc. appearing in this Annual Report on Form 10-K of Onvia, Inc. for the year ended December 31, 2014.

/s/ Moss Adams LLP Seattle, Washington
March 17, 2015